United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2025

Date of Report (Date of earliest event reported)

Miluna Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12F, No. 43,

Cheng Gong Road, Sec 4, Neihu

Taipei, 114

Taiwan

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +886 900-605-199

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant	MMTXU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	MMTX	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share at an exercise price of $11.50 per share	MMTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2025, Miluna Acquisition Corp (the “Company”), received a letter of resignation (the “Resignation Letter”) from Mr. Shang Ju Lin. Pursuant to the Resignation Letter, Mr. Lin resigned as chief executive officer of the Company, effective December 1, 2025. The resignation of Mr. Lin did not result from any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 1, 2025, the Company’s board of directors (the “Board”) appointed Mr. Hao Yuan, age 47, to serve as chief executive officer and a director of the Company commencing on December 1, 2025. The Board believes that Mr. Yuan’s extensive experience in investment and management qualifies him to serve on the Board.

Mr. Hao Yuan has served as a venture partner at Lbank Labs since May 2023, where he manages multiple strategic funds with assets totaling $100 million, including hedge funds, primary investments, and funds of funds. From March 2018 to August 2022, Mr. Yuan served as a managing director of Fundamental Labs, where he was responsible for overseeing investment activities and made strategic investments in several blockchain and technology-related projects. From April 2015 to March 2018, Mr. Yuan served as a general partner and member of the investment committee member at Longcapital for venture capital investing. From September 2007 to March 2015, Mr. Yuan held senior F&A manager and controller positions at IBM. Mr. Yuan received a bachelor’s degree in accounting from Anhui University in June 1999, a master’s degree in finance from Tongji University in March 2002, and an Executive MBA degree from the Cheung Kong Graduate School of Business in October 2016.

There are no family relationships between Mr. Yuan and any director or executive officer of the Company. Mr. Yuan is a shareholder and the sole director of MilunaC Technology Limited, the sponsor of the Company, and, other than that, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 5, 2025, the Company entered into an indemnification agreement with Mr. Yuan. A copy of the indemnification agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Indemnification Agreement dated December 5, 2025 by and between Hao Yuan and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025

MILUNA ACQUISITION CORP

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Chief Executive Officer